Exhibit 99

                          (Ennis Logo)

                          Press Release

   2441 Presidential Parkway (bullet) Midlothian, Texas 76065
     (bullet) Phone 972.775.9801 (bullet) Fax 972.775.9820


FOR IMMEDIATE RELEASE                FOR ADDITIONAL INFORMATION
                                     CONTACT:  Keith S. Walters,
                                     Chairman President & CEO
                                     (800) 752-5386
Midlothian, Texas, September 26, 2005


     ENNIS, INC. REPORTS SECOND QUARTER FISCAL 2006 RESULTS

Midlothian, Texas. -- Ennis, Inc. (NYSE: EBF) today reported financial results for the fiscal quarter and six months ended
August 31, 2005.

  (bullet) Sales increased $74.7 million over same quarter prior year and $158.1 million over prior year six-month period
  (bullet) 96% increase in profits from $5.4 million to $10.6 million for the quarter and a 113% increase for the six-month period, $9.9 million to $21.1 million
  (bullet) Growth in EPS to $0.41 per share for the quarter and $0.82 per share for the six month period, increases of 28% and 39%, respectively

Financial Overview
For the second quarter of fiscal 2006, net sales were $148.1 million compared to $73.4 million in the comparable quarter last year, or an increase of $74.7 million. For the six-month period, net sales were $297.2 million, compared to $139.1 million in the prior year. Net income of $10.6 million for the quarter ended August 31, 2005 increased by $5.2 million over the prior year's quarterly level of $5.4 million, and by $11.2 million in the current six-month period over the prior year. Diluted earnings per share were $0.41 and $0.82, respectively, for the quarter and six months ended in August 2005, compared to $0.32 and $0.59 per share in the prior year. As mentioned in the Form 10K or Annual Report for the fiscal year ended February 28, 2005, profits in the apparel segment are strongest in the first and second fiscal quarters for the Company. Profits in the printing segment tend to be consistent from quarter to quarter, absent the gain or loss of large customers.

The Company generated $23.8 million and $47.8 million in EBITDA (earnings before interest, taxes, depreciation and amortization) for the second quarter and first six months of fiscal year 2006 compared to $10.9 million and $20.8 million in the comparable periods of fiscal year 2005. The increases in both periods over the previous year's periods were due primarily to the acquisitions of Alstyle Apparel, Crabar/GBF and Royal Business Forms.

Keith Walters, Chairman, President & CEO, commented by saying, "we continue to be pleased that the post-merger operating results of the Company are meeting or exceeding the pro-forma financials contained in the Form S-4 filed in September of last year. We feel that this merger will continue to provide increased value for our shareholders as the Company retires the acquisition debt as quickly as the associated cash flows will permit."

Print Solutions Performance
Sales in the Print Solutions Segment were $83.9 million and $164.6 million for the fiscal quarter and six-month period ended in August 2005, up 14.3% and 18.3%, respectively, over the prior year's comparable periods, primarily due to the Crabar/GBF and Royal acquisitions. The Print Solutions Segment is comprised of sales and profits of the Forms Solutions Group, Promotional Solutions Group and Financial Solutions Group. Sales in the Forms Solutions and Promotional Solutions Group increased due to acquisitions of Crabar/GBF and Royal, as well as an increase in new business in the Promotional Solutions Group. The Financial Solutions Group sales were flat in the current quarter compared to the comparable quarter last year. The Print Solutions Segment generated $13.0 million and $26.3 million in EBITDA for the quarter and six-month periods ended August 2005 compared to $12.8 million and $24.3 million in the previous fiscal year's periods, increases of 1.6% and 8.2%, respectively. This increase was due to acquisitions previously mentioned.

Apparel Solutions Performance
Sales in the Apparel Solutions Segment were $64.2 million and $132.6 million for the quarter and six months ended in August 2005. Sales for the second quarter declined as expected from the first quarter of 68.4 million. EBITDA generated by the Apparel Segment was $12.6 million and $25.2 million for the quarter and six-month periods ended in August 2005, respectively.

Consolidated Selling, General and Administrative
Consolidated selling, general and administrative (SG&A) expenses were $17.8 million and $35.6 million for the current year quarter and six-month periods, 12.0% of net sales for both periods, compared to $10.8 million or 14.7% of net sales in the prior year quarter and $20.2 million or 14.5% of net sales for the prior year six-month period The increase in total SG&A over the prior year periods was primarily the result of the acquisitions of Crabar/GBF, Royal and Alstyle Apparel, however, SG&A as a percent of sales decreased. The Company continues to focus on ways to reduce SG&A expenses from its acquisitions to further enhance the profitability to the Company and improve its cash flow to further reduce the acquisition debt.

Operational Issues

As previously announced during the first quarter, the Company closed the Dayton, Ohio administrative center for Crabar/GBF, Inc., the Edison, New Jersey facility and relocated the Admore, Inc. Bell, California facility to Anaheim, California.

Additionally, in the second quarter, the Company closed the Medfield, Massachusetts facility and relocated the equipment and sales to other locations. Also, the Company took advantage of the additional space available in its Anaheim facility to begin the previously announced relocation of the Cerritos, California facility, which will be completed in the third fiscal quarter.

About Ennis
-----------
     Ennis, Inc. (www.ennis.com) (formerly Ennis Business Forms, Inc.) is primarily engaged in the production of and sale of business forms, apparel and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has 38 production and distribution facilities located throughout 15 states, Mexico and Canada, strategically located to serve the Company's national network of distributors. The Company, together with its subsidiaries, operates in two business segments: the Printing Segment and Apparel Segment. There are three groups within the Printing Segment: the Forms Solutions Group, Promotional Solutions Group, and Financial
Solutions Group. The Apparel Segment consists entirely of the Apparel Solutions Group. The Forms Solutions Group is primarily engaged in the business of manufacturing and selling business forms and other printed business products. The Promotional Solutions Group is primarily engaged in the business of design, production and distribution of printed and electronic media, presentation products, flexographic printing, advertising specialties and Post-it (registered trademark) Notes. The Financial Solutions Group designs, manufactures and markets printed forms and specializes in internal bank forms, secure and negotiable documents and custom products. The Apparel Solutions Group manufactures T-Shirts and distributes T-Shirts and other activewear apparel through six distribution centers located throughout North America.

                 ENNIS, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED BALANCE SHEETS
                    (Dollars in Thousands)
                          (Unaudited)
                                           August     February
                                            2005        2005
                                            ----        ----
                            Assets
CURRENT ASSETS:
 Cash and cash equivalents              $   2,066    $  10,694
 Accounts receivable, net                  54,233       46,685
 Inventories                               78,294       79,900
 Other current assets                      12,239       11,894
                                          -------      -------
   Total current assets                   146,832      149,173
                                          -------      -------

PROPERTY, PLANT AND EQUIPMENT, NET         70,328       72,019

GOODWILL, NET                             178,118      178,472

OTHER ASSETS                               94,223       97,582
                                          -------      -------
                                        $ 489,501    $ 497,246
                                          =======      =======

             Liabilities and Shareholders' Equity
CURRENT LIABILITIES:
 Current installments of long-term debt $  18,332    $  21,702
 Accounts payable                          29,125       33,887
 Accrued expenses                          22,173       24,405
 Federal and state income tax payable       1,431        1,389
                                          -------      -------
   Total current liabilities               71,061       81,383
                                          -------      -------

LONG-TERM DEBT,
 LESS CURRENT INSTALLMENTS                102,475      112,342

DEFERRED CREDITS, PRINCIPALLY
 FEDERAL INCOME TAXES                      30,636       31,790

SHAREHOLDERS' EQUITY:
 Preferred stock, at par value                 --           --
 Common stock, at par value                75,134       75,134
 Additional capital                       123,640      123,640
 Retained earnings                        169,586      156,666
 Accumulated other comprehensive income        22            6
                                          -------      -------
                                          368,382      355,446
 Treasury stock                            83,053       83,715
                                          -------      -------
   Total shareholders' equity             285,329      271,731
                                          -------      -------
                                        $ 489,501    $ 497,246
                                          =======      =======

                  ENNIS, INC. AND SUBSIDIARIES
         CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
   (Dollars in Thousands Except Share and Per Share Amounts)
                          (Unaudited)
Three Months Ended August,                   2005         2004
                                             ----         ----

NET SALES                               $   148,116  $    73,374
                                         ----------   ----------

COSTS AND EXPENSES:
  Cost of sales                             110,864       54,022
  Selling, general and administrative
  expenses                                   17,791       10,813
                                         ----------   ----------
                                            128,655       64,835
                                         ----------   ----------

EARNINGS FROM OPERATIONS                     19,461        8,539

OTHER INCOME (EXPENSE):
  Investment income                              27          137
  Interest expense                           (2,323)        (167)
  Other expense, net                           (108)          79
                                         ----------   ----------
                                             (2,404)          49
                                         ----------   ----------

EARNINGS BEFORE INCOME TAXES                 17,057        8,588
PROVISIONS FOR INCOME TAXES                   6,481        3,218
                                         ----------   ----------

NET EARNINGS                            $    10,576  $     5,370
                                         ==========   ==========

PER SHARE AMOUNTS:
  Basic net earnings                    $      0.42  $      0.33
                                         ==========   ==========
  Diluted net earnings                  $      0.41  $      0.32
                                         ==========   ==========
  Dividends                             $     0.155  $     0.155
                                         ==========   ==========

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING - BASIC      25,453,566   16,427,776
                                         ==========   ==========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING - DILUTED    25,756,415   16,745,451
                                         ==========   ==========

Six Months Ended August,                     2005        2004
                                             ----        ----

NET SALES                              $    297,229  $   139,110
                                         ----------   ----------

COSTS AND EXPENSES:
  Cost of sales                             222,499      102,698
  Selling, general and administrative
  expenses                                   35,628       20,199
                                         ----------   ----------
                                            258,127      122,897
                                         ----------   ----------

EARNINGS FROM OPERATIONS                     39,102       16,213

OTHER INCOME (EXPENSE)
  Investment income                              30          142
  Interest expense                           (4,566)        (301)
  Other expense, net                           (201)          (2)
                                         ----------   ----------
                                             (4,737)        (161)
                                         ----------   ----------

EARNINGS BEFORE INCOME TAXES                 34,365       16,052
PROVISIONS FOR INCOME TAXES                  13,231        6,100
                                         ----------   ----------

NET EARNINGS                           $     21,134  $     9,952
                                         ==========   ==========

PER SHARE AMOUNTS:
  Basic net earnings                   $       0.83  $      0.61
                                         ==========   ==========
  Diluted net earnings                 $       0.82  $      0.59
                                         ==========   ==========
  Dividends                            $      0.310  $     0.310
                                         ==========   ==========

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING - BASIC      25,440,230   16,416,737
                                         ==========   ==========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING - DILUTED    25,725,127   16,715,645
                                         ==========   ==========

                  ENNIS, INC. AND SUBSIDIARIES
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (Dollars in Thousands)
                           (Unaudited)

                                       Six Months Ended August,
                                          2005          2004
                                          ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                          $ 21,134     $  9,952
  Adjustments to reconcile net
    earnings to net cash provided by
    operating activities:
     Depreciation and amortization         8,820        4,424
     Gain on sale of property, plant
       and equipment                        (178)        (188)
     Changes in operating assets and
       liabilities                       (11,673)      (2,618)
                                          ------       ------

          Net cash provided by            18,103       11,570
          operating activities            ------       ------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                    (6,138)      (3,581)
  Purchase of operating assets                --      (17,701)
  Other                                      196          235
                                          ------       ------

          Net cash used in investing
          activities                      (5,942)     (21,047)
                                          ------       ------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Debt issued                              9,000       11,000
  Repayment of debt issued               (22,237)      (3,335)
  Exercise of stock options                  333          363
  Dividends                               (7,885)      (5,088)
                                          ------       ------

          Net cash used in (provided
          by) financing activities       (20,789)       2,940
                                          ------       ------

NET CHANGE IN CASH AND EQUIVALENTS        (8,628)      (6,537)

CASH AND EQUIVALENTS AT BEGINNING OF
PERIOD                                    10,694       15,067
                                          ------       ------

CASH AND EQUIVALENTS AT END OF PERIOD   $  2,066     $  8,530
                                          ======       ======

This news release contains statements relating to future results of the company, as well as other anticipated, believed, planned, forecasted, expected, targeted and estimated results and the company's outlook concerning future results, that are "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.